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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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WAVE SYSTEMS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 19, 2014

TO THE STOCKHOLDERS OF WAVE SYSTEMS CORP.:

        Notice is hereby given that the 2014 Annual Meeting of Stockholders of Wave Systems Corp. (the "Company") will be held at 4:00 p.m. on June 19, 2014 at The Grand Hyatt, 109 East 42nd St., New York, New York, for the following purposes:

          1.     To re-elect John E. Bagalay, Jr., Nolan Bushnell, Robert Frankenberg, George Gilder, William Solms, Lorraine Hariton and David Côté as directors of the Company to hold office until the next Annual Meeting and until their successors are duly elected and qualified;

          2.     To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, as described in the Proxy Statement;

          3.     To approve the Amended and Restated 2004 Employee Stock Purchase Plan;

          4.     To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014; and

          5.     To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on April 29, 2014 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

        We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders on the Internet. On or about May 9, 2014, we will mail to our stockholders of record as of April 29, 2014 (other than those who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials ("Notice") containing instructions on how to access our Proxy Statement and Annual Report via the Internet beginning on May 9, 2014. The Notice also instructs stockholders on how to access the proxy card to vote via the Internet or by telephone. If you receive a Notice by mail you will not receive a printed copy of the proxy materials unless you specifically request them. Both the Notice and the Proxy Statement contain instructions on how you can request a paper copy of the Proxy Statement and Annual Report.

By Order of the Board of Directors,

Walter A. Shephard Chief Financial Officer and Secretary

Lee, Massachusetts
April 30, 2014

YOUR VOTE IS IMPORTANT

        If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, sign, date and return promptly the enclosed proxy card in the enclosed postage-paid envelope, or vote as instructed in the Notice of Internet Availability of Proxy Materials.

WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 19, 2014

General

        This Proxy Statement is being furnished to the holders of the common stock, $.01 par value per share (the "Common Stock") of Wave Systems Corp., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the 2014 Annual Meeting of Stockholders to be held on June 19, 2014 (the "Annual Meeting") commencing at 4:00 pm, at the Grand Hyatt, 109 East 42nd St., New York, New York, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting, which are described in this Proxy Statement in greater detail below, are:

  1.
  To re-elect John E. Bagalay, Jr., Nolan Bushnell, Robert Frankenberg, George Gilder, William Solms, Lorraine Hariton and David Côté as directors of the Company to hold office until the next Annual Meeting and until their successors are duly elected and qualified;

  2.
  To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, as described in this Proxy Statement;

  3.
  To approve the Amended and Restated 2004 Employee Stock Purchase Plan;

  4.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014; and

  5.
  To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

        The principal executive offices of the Company are located at 480 Pleasant Street, Lee, Massachusetts 01238. The approximate mailing date of this Proxy Statement and the accompanying proxy is May 9, 2014.

Important Notice Regarding Availability of Proxy Materials for Stockholder Meeting to be Held on June 19, 2014

        Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders via the Internet, instead of mailing printed copies of those materials to each stockholder. Stockholders not receiving a paper copy of the proxy materials may access such materials on the website referred to in the Notice of Internet Availability of Proxy Materials ("Notice"). On or about May 9, 2014, we will mail to our stockholders of record as of April 29, 2014 (other than those who previously requested electronic or paper delivery) the Notice containing instructions on how to access our proxy materials via the Internet, including this Proxy Statement and our Annual Report. Our proxy materials will be accessible via the Internet beginning May 9, 2014. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice and this Proxy Statement.

If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise. This Proxy Statement and the Annual Report to stockholders are available on our Internet website at www.wave.com/about/investors/annual_report.asp.

Voting Rights and Votes Required

        Only stockholders of record at the close of business on April 29, 2014 will be entitled to notice of, and to vote at, the Annual Meeting. As of April 29, 2014, the Company had outstanding 40,468,024 shares of Class A Common Stock and 8,885 shares of Class B Common Stock. Each stockholder is entitled to one vote for each share of Class A and/or Class B Common Stock held as of the record date on the matters to be considered at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting. Shares of Common Stock present in person, or represented by proxy, will be counted for purposes of determining whether a quorum exists at the meeting. Abstentions, including those recorded by brokers holding their customers' shares, will be counted in determining whether a quorum exists at the meeting.

        The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy at the meeting is required for proposal 1, the election of directors.

        For the approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers (proposal 2), the affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the meeting is required to approve the proposal. Although the outcome of the vote is not binding on the Company, the Board of Directors and the Compensation Committee will review the voting results and consider them in making future decisions about executive compensation programs.

        The affirmative vote by a majority of the shares of Common Stock present or represented by proxy at the meeting is required for proposal 3, the approval of the Amended and Restated 2004 Employee Stock Purchase Plan.

        The affirmative vote of a majority of the total shares of Common Stock present in person or by proxy and entitled to vote at the meeting is required for proposal 4, the ratification of our independent registered public accounting firm.

        If you are a stockholder of record, you may vote (i) via the Internet pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials; (ii) by completing and mailing your proxy card, if you are receiving, or requested, a paper copy of the proxy materials; (iii) by attending the meeting and voting by written ballot; or (iv) over the telephone or via the Internet per the instructions located on your proxy card. If your shares are held in "street name" by a broker or nominee, you should follow the voting directions provided by your nominee or broker. You may complete and mail a voting instruction card to your bank or broker or, in most cases, submit voting instructions by the Internet or telephone to your bank or broker. If you provide specific voting instructions by mail, the Internet or telephone, your shares should be voted by your bank or broker as you have directed.

        Abstentions with regard to the election of the nominees for director (proposal 1) will be excluded entirely from the vote and will have no effect on the outcome. Abstentions with regard to the remaining proposals 2, 3, 4 and 5 will be treated as shares of Common Stock that are present and entitled to vote for purposes of determining the number of shares of Common Stock present and entitled to vote with respect to such matters (and for purposes of proposal 3, as votes cast), but will not be counted as a vote in favor of such matters. Accordingly, an abstention from voting on any of such matters will have the same legal effect as a vote against such matters. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter (otherwise known as a broker non-vote), those shares of Common Stock will not be considered as present and entitled to vote with respect to such matter and, therefore, will have no effect on the outcome of the vote. Proposals 1, 2 and 3 are matters for which brokers and other nominees do not have discretionary authority.

        The accompanying proxy may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing addressed to Wave Systems Corp., Attn: Secretary, 480 Pleasant Street, Lee, Massachusetts 01238, or voting in person at the meeting.

STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO EITHER VOTE VIA THE INTERNET PURSUANT TO THE INSTRUCTIONS PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES OF COMMON STOCK REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED BY THE PROXY. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

        The Company's Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission on March 14, 2014, will be mailed to stockholders concurrent with the mailing of this Proxy Statement. The Annual Report on Form 10-K, however, is not part of the proxy solicitation material.

PROXY SUMMARY

        In an effort to give perspective to this Proxy Statement, the Board has made a number of important decisions since our 2013 Annual Meeting. These decisions are significant in providing clarity to the remainder of this Proxy Statement.

  Appointment of a New Chief Executive Officer and Chief Financial Officer

        In October 2013, the Company announced that William Solms was appointed by the Board of Directors as acting Chief Executive Officer, replacing Steven Sprague, who had served for more than 13 years at the helm of the Company. The Board of Directors later confirmed Mr. Solms as Chief Executive Officer in November 2013 and as President in March 2014. Mr. Sprague has not been nominated this year for re-election to the Board at the Annual Meeting.

        In connection with his separation, in accordance with his pre-existing employment agreement with the Company, Mr. Sprague, the Company's former President and Chief Executive Officer, was contractually entitled to a lump sum payment on the date of his termination, November 7, 2013, equal to three (3) years base salary. As of December 31, 2013, approximately $976,000 of this severance payment remains unpaid. In addition, in accordance with the terms of the Company's Amended and Restated 1994 Employee Stock Option Plan, Mr. Sprague's outstanding options which were exercisable as of his termination date remained exercisable for an additional three (3) months after his termination date. Mr. Sprague was not granted further vesting privileges and he did not exercise any of his exercisable options within the three months after his termination date.

        Effective as of April 1, 2014, Mr. Walter A. Shephard was appointed as Chief Financial Officer. Prior to his appointment as Chief Financial Officer, Mr. Shephard, age 60, served as the Chief Financial Officer of Luminus Devices, Inc. from 2010 to November 2013. From 2004 to 2010,

Mr. Shephard served as Chief Financial Officer, Vice President of Finance and Treasurer of Zygo Corporation. Effective as of March 31, 2014, Mr. Gerard T. Feeney, our Senior Vice President, Finance and Administration and Chief Financial Officer was terminated from his positions of Chief Financial Officer and Secretary of the Company but he remained employed with the Company as a non-executive officer through April 30, 2014.

  Reverse Stock Split

        On June 28, 2013, our Board of Directors approved a reverse stock split of our common stock at a ratio of 1-for-4, causing each four outstanding shares of Class A common stock and Class B common stock to convert automatically into one share of Class A common stock or Class B common stock, respectively. The par value of Class A common stock and Class B common stock remains $0.01 per share. The reverse split became effective on July 1, 2013. Except as otherwise noted, all references to common share and per common share amounts (including options shares, warrant shares, shares reserved for issuance and applicable exercise prices) for all periods presented have been retroactively restated to reflect this reverse split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as to the number of shares of Common Stock of the Company beneficially owned as of April 29, 2014 by each named executive officer, each director and nominee for director of the Company, each executive officer of the Company, all executive officers and directors as a group and each beneficial owner of more than 5% of our Common Stock.

Beneficial Owner(1)	Number of Shares of Class A Common Stock Owned(2)	Percent of Class	Number of Shares of Class B Common Stock Owned	Percent of Class	Percent of All Outstanding Common Stock(3)
William M. Solms	—	*	—	—	*
John E. Bagalay, Jr.(4)	24,086	*	—	—	*
Nolan Bushnell(5)	21,252	*	—	—	*
Robert Frankenberg(6)	11,250	*	—	—	*
George Gilder(7)	55,336	*	167	1.9%	*
Lorraine Hariton(8)	15,000	*	—	—	*
David Côté(9)	15,000	*	—	—	*
Walter A. Shephard	—	*	—	—	*
Steven Sprague(10)	64,318	*	3,509	39.5%	*
Gerard T. Feeney(11)	395,739	1.0%	—	—	1.0%
All executive officers and directors as a group (9 persons)(12)	206,242	0.5%	3,676	41.4%	0.5%

*
Less than one percent.

(1)
To the knowledge of the Company, each of the owners named above has sole voting and investment power with respect to the shares of Common Stock beneficially owned by him unless otherwise indicated. The address of each named executive officer, director and nominee for director is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(2)
Includes shares of Class A Common Stock issuable upon the conversion of Class B Common Stock.

(3)
In circumstances where the Class B Common Stock has five votes per share, the percentages of total voting power would be as follows: John E. Bagalay, Jr., less than 1%; Nolan Bushnell, less than 1%; Robert Frankenberg, less than 1%; George Gilder, less than 1%; Lorraine Hariton, less than 1%; David Côté, less than 1% ; Walter A. Shephard, less than 1%; Steven Sprague, less than 1%; Gerard T. Feeney, 1.0% and all executive officers and directors as a group, 0.5%.

(4)
Includes 23,752 shares of Class A Common Stock that are subject to options presently exercisable.

(5)
Includes 21,252 shares of Class A Common Stock that are subject to options presently exercisable.

(6)
Includes 11,250 shares of Class A Common Stock that are subject to options presently exercisable.

(7)
Includes 23,752 shares of Class A Common Stock that are subject to options presently exercisable.

(8)
Includes 15,000 shares of Class A Common Stock that are subject to options presently exercisable.

(9)
Includes 15,000 shares of Class A Common Stock that are subject to options presently exercisable.

(10)
Includes 49,384 shares of Class A Common Stock acquired through Wave's employee stock purchase plan as Mr. Sprague was the Company's former President and CEO. In addition, includes 3,509 shares of Class B Common Stock held in trust for the benefit of Mr. Sprague's family, and for which Mr. Sprague is a trustee, and 14,934 shares of Class A Common Stock held jointly by Mr. Sprague and his spouse, Judith Sprague. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(11)
Includes 332,313 shares of Class A Common Stock that are subject to options presently exercisable. Also includes 63,427 shares of Class A Common Stock acquired through the Company's 2004 Employee Stock Purchase Plan.

(12)
Includes 110,006 shares of Class A Common Stock that are subject to options presently exercisable or exercisable within 60 days of April 29, 2014.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        At the Annual Meeting, seven directors are to be elected, each to hold office until the next annual meeting of stockholders and until his respective successor has been duly elected and qualified. The size of the Company's Board of Directors is currently eight directors, which will be reduced to seven in conjunction with the Annual Meeting in light of the fact that Steven Sprague has not been nominated for re-election as this Annual Meeting. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" the election as directors of each of the following nominees. In the event that any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors has no reason to believe that any of the nominees will not be available to serve. We note that, at the request of William Solms, our President and Chief Executive Officer, John E. Bagalay, Jr., Ph.D., our Chairman of the Board, has agreed to stand for, and has been nominated by our Board for, re-election for the next annual term in order to provide continued service during the current management transition period. Mr. Bagalay has indicated that he does not intend to stand for re-election for the next subsequent annual term beginning upon our 2015 annual meeting of stockholders.

        Set forth below is the name and age of each nominee, their position with the Company, if any, the year in which each first became a director, the principal occupation and employment of each over the last five years and other directorships, if any, held at any time within the last five years. Each nominee is currently a director of the Company. There are no family relationships between any of our directors, nominees for director, or executive officers.

        The Board of Directors recommends that the stockholders vote "FOR" the election of each of the nominees.

Information Regarding the Nominees for Director

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Director Since
John E. Bagalay, Jr., Ph.D.(1)(3)(4)(5)	80	Member of the Board of Directors since 1993. Chairman of the Board of Directors of the Company since March 2003. Senior Vice President, Launch in US Alliance, LLC, a company that teams with international technology-based companies to make their U.S. launch successful, since June 2009; Executive-in-Residence, EuroUS Ventures LLP, a venture capital company, since November 2005; Director of Special Projects in the Life Sciences at the Boston University Technology Commercialization Institute from November 2003 to November 2005; Senior Advisor to the Chancellor of Boston University from January 1998 to November 2003; Managing Director of BU Ventures, a university venture capital company, from September 1989 to January 1998. Mr. Bagalay has served as a member of our Board of Directors for over sixteen years. In addition to providing stability and continuity to the Board of Directors, Mr. Bagalay's venture capital experience has provided him valuable insights on the strategic direction of the Company. Mr. Bagalay's current term as director expires in 2014.	1993

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Director Since
Nolan Bushnell(2)(3)(5)	71

Member of the Board of Directors since 1999. Chairman of Brainrush, Inc., an educational software company, since August 2012. eChairman of Tapcode, Inc., a digital entertainment company, since February 2009, where he is involved in the development of streaming media distribution models for Internet entertainment. Chairman and Chief Executive Officer of uWink, Inc., a digital entertainment company, from December 1999 to February 2009, where he was involved in the development of streaming media distribution models for Internet entertainment. Mr. Bushnell has served as a member of our Board of Directors for over ten years. While providing stability and continuity to the Board of Directors, Mr. Bushnell also brings valuable leadership experience as an entrepreneur in the technology industry. Mr. Bushnell's current term as director expires in 2014.

			1999
Robert Frankenberg(1)(2)(3)(4)	66

Member of the Board of Directors since December 2011. Mr. Frankenberg heads NetVentures, a management consulting firm which focuses on the high tech industry. From December 1999 to July 2006, Mr. Frankenberg served as Chairman and acting Chief Executive Officer of Kinzan, Inc., a provider of Internet services platforms that was sold in 2004. Prior to that, from May 1997 to July 2000, Mr. Frankenberg served as Chairman, President and Chief Executive Officer of Encanto Networks, Inc., an eBusiness software and services provider. From April 1994 to August 1996 as Chairman, President and Chief Executive Officer of Novell, Inc., one of the world's largest networking software companies. Prior to Novell, he was Vice President and General Manager of Hewlett Packard's personal computer business, responsible for the personal computer, server and networking product lines. Mr. Frankenberg is a director of Nuance Communications, Inc, Polycom, and The Rubicon Project. Previously, Mr. Frankenberg served as a director of Electroglas, Inc., Extended Systems Incorporated, National Semiconductor, Scan Soft, Inc., and Secure Computing Inc. Mr. Frankenberg's experience as chairman, president and chief executive officer of numerous technology companies and his significant board experience (both with the company and elsewhere) provides expertise in technology, business operations, corporate development, strategy, financial reporting, governance and board best practices. Mr. Frankenberg's current term as director expires in 2014.

			2011

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Director Since
George Gilder(2)(4)	74

Member of the Board of Directors since 1993. Chairman of the Executive Committee of the Company since 1996. Senior Fellow at the Discovery Institute in Seattle, Washington since 1990; author of several books, including Life After Television, Microcosm, The Spirit of Enterprise, Wealth and Poverty, Telecosm and most recently, The Silicon Eye; contributing writer to Forbes magazine since 1981 and correspondent to Wired magazine since 1997; Chairman of Gilder Technology Group, Inc., a producer of web-based forums, since 1996; former chairman of the Lehrman Institute Economic Roundtable; former Program Director for the Manhattan Institute; recipient of White House award for Entrepreneurial Excellence from President Reagan. Mr. Gilder has served as a member of our Board of Directors for over sixteen years. He provides stability and continuity to the Board of Directors, in addition to, a valuable point of view on the strategic direction of the Company as a result of his extensive background in the field of technology. Mr. Gilder's current term as director expires in 2014.

			1993
William Solms	50

Chief Executive Officer of the Company since October 2013 and President since March 2014; Vice President of North American Sales of the Company from June 2013 to October 2013; Prior to joining the Company Mr. Solms was Vice President of Sales and Business Development of IntelliDyne from July 2011 to June 2013; Prior to IntelliDyne Mr. Solms was Vice President of Business Development of A-T Solutions; From September 2009 to September 2010 Mr. Solms was Director of United States Sales of Oracle and from September 2005 to September 2009 he was a Sales Executive of Microsoft; Prior to his career in software sales, Mr. Solms was an Action Officer for the Joint Chiefs of Staff; Prior to joining the Joint Chiefs of Staff, Mr. Solms experienced a distinguished career in the United States Army. Mr. Solms' current term as a director expires in 2014.

			2013
Lorraine Hariton(1)(2)	59

Member of the Board of Directors since March 2014. From September 2009 to February 2014 Ms. Hariton served as Special Representative for Commercial and Business Affairs for the United States Department of State; From July 2008 to August 2009 Ms. Hariton was Business Consultant of Echelon, responsible for market development and government relations; Prior to joining Echelon, Ms. Hariton served as Director for Xeolux, Beatnik and IODA; Ms. Hariton was President and Chief Executive Officer of Apptera from June 2003 to December 2004 and was President and Chief Executive Officer of Beatnik,  Inc. from January 1999 to June 2002; Ms. Hariton has also served various marketing, business development, strategic planning and sales positions at NCD, Verifone, ROLM Corporation and IBM; Ms. Hariton's current term as director expires in 2014.

			2014

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Director Since
David Côté(3)	59

Member of the Board of Directors since March 2014. From July 2009 to May 2013 Mr. Côté was Chief Executive Officer and President of Symmetricom, a network, data center and government solutions provided that was acquired in 2013; From October 2002 to June 2008, Mr. Côté was Chief Executive Officer and President of Packeteer, a pioneer in wide area network optimization that was acquired in 2008; Mr. Côté earlier served as General Manager and Vice President of Worldwide Marketing for Integrated Device Technology; Mr. Côté has also held various marketing positions including the Director of Marketing for Apple Computer; Mr. Côté's current term as director expires in 2014.

			2014

Information Regarding Executive Officer Who Is Not a Nominee for Director

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Officer Since
Walter A. Shephard	60	Chief Financial Officer of the Company since April 1, 2014; Secretary of the Company since April 30, 2014; Chief Financial Officer of Luminus Devices, Inc. from 2010 to November 2013; Chief Financial Officer, Vice President of Finance and Treasurer of Zygo Corporation from 2004 to 2010.	2014

Information Regarding Director and Named Executive Officer Who Is Not a Nominee for Director

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Director Since
Steven Sprague	49	Former President and Chief Executive Officer of the Company from March 2000 to October 2013 and a director since 1997; President and Chief Operating Officer of the Company from May 1996 to March 2000; Chief Executive Officer of Wavexpress, a subsidiary of the Company, from July 2001 until March 2003; Chairman of the Board of Directors of Wavexpress, from October 1999 until March 2003; director of Wavexpress since 1999; and Vice President and Director of Specialty Broadcast Networks, Inc. from August 2001 until April 2008.	1997

Biographical Information Regarding Named Executive Officer Who Is Not a Director

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Officer Since
Gerard T. Feeney	55	Former Senior Vice President of Finance and Administration and Chief Financial Officer of the Company from June 1998 to March 31, 2014; Secretary of the Company since February 1999 to April 30, 2014; Director of Wavexpress since September 2008; Vice President of Finance and Operations and Chief Financial Officer of Xionics Document Technologies, Inc., a printer software company, from 1991 to 1998.	1998

(1)
Member of Nominating and Governance Committee.

(2)
Member of Compensation Committee.

(3)
Member of Audit Committee.

(4)
Member of Executive Committee.

(5)
Independent Audit Committee financial expert.

 CORPORATE GOVERNANCE

        The Board of Directors met eight times during 2013. In 2013, all members of the Board of Directors and each committee thereof attended at least 75% of the meetings of the Board of Directors and each committee of which they were a member. The Committees of the Board of Directors include a separately designated standing Audit Committee, Compensation Committee, Nominating Committee and Executive Committee. The Company strongly encourages each director to attend the Annual Meeting. All of the Company's directors attended the 2013 Annual Meeting of Stockholders, with the exception of Ms. Hariton and Mr. Côté as they were not directors at the time of the 2013 Annual Meeting.

  Board of Directors Leadership Structure and Role in Risk Oversight

        Our guidelines on significant governance issues and by-laws currently permit the offices of Chief Executive Officer and Chairperson of the Board of Directors to be held by separate individuals, and that the Chairperson of the Board of Directors must be a director of the Company. Our Chairman of the Board of Directors is John E. Bagalay, Jr., Ph.D., an independent director. Mr. Bagalay has held this position since March 2003. Our President and Chief Executive Officer is William Solms. Mr. Solms has been our President since March 2014 and our Chief Executive Office since October 2013. Prior to Mr. Solms, Steven Sprague was our President and Chief Executive Officer from March 2000 to October 2013. The responsibilities of our independent Chair include presiding over meetings of the Board of Directors and participating in development of the Board of Directors agenda, as well as facilitating the discussions and interactions of the Board of Directors to ensure that all directors' viewpoints are heard and considered.

        Our Board of Directors believes that the separation of these two critical roles best serves our Company at this time because it allows Mr. Solms to focus on his roles as President and Chief Executive Officer and providing leadership over our day to day operations while Mr. Bagalay, as our independent Chairman, focuses on leadership of the Board of Directors. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the Board of Directors overall independence from management.

        Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk oversight is to understand the risks our Company faces, the steps management is taking to manage those risks and to assess management's appetite for risk. It is management's responsibility to manage risk and bring to the attention of the Board of Directors material risks facing our Company. Our Board of Directors receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments which are each integrated with enterprise-risk exposures. Our Board of Directors also approves our Chief Executive Officer's compensation and performance goals for each year. In doing so, the Board of Directors has an opportunity to ensure that the Chief Executive Officer's goals include responsibility for broad risk management. The involvement of the full Board of Directors in setting our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy.

        While the Board of Directors has the ultimate responsibility for risk oversight, each committee of the Board of Directors also has responsibility for risk oversight. For example, the Audit Committee focuses on financial risk, including internal controls, and risks associated with our strategic initiatives, current and potential investments, as well as cash, debt and equity management and our ongoing ability to access capital markets. The Audit Committee receives an annual risk assessment report from our Chief Financial Officer. The Compensation Committee evaluates and sets compensation programs that encourage decision making predicated upon a level of risk consistent with our business strategy.

        In addition, the Compensation Committee reviews compensation and benefit plans affecting employees, as well as those applicable to executive officers. Finally, the Nominating Committee oversees succession risk, including Board of Directors and Chief Executive Officer succession and evaluates director skills and qualifications to appoint particular directors to our standing committees based upon the needs of that committee. Each committee makes reports regarding risk oversight in their area of responsibility to the Board of Directors at the next regularly scheduled Board of Directors meeting immediately following a committee meeting.

  Director Independence

        The Board of Directors has determined that Messrs. Bagalay, Bushnell, Frankenberg, Gilder, Côté and Ms. Hariton are each "independent" directors as defined in Rule 5605 of the NASDAQ Listing Rules. In addition, based on such standards, the Board of Directors determined that Mr. Solms is not independent because he is our President and Chief Executive Officer. The Board of Directors made this determination based upon all facts and circumstances known to the Board of Directors, including, among other things, a review of questionnaires submitted by these directors.

  Audit Committee

        The members of the Audit Committee are Messrs. Bagalay, Bushnell, Côté and Frankenberg, each of whom is independent, as independence is defined in Rule 5605 of the NASDAQ Listing Rules and Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and free from relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Board of Directors has determined that the Audit Committee has at least one financial expert serving on its Audit Committee. Messrs. Bagalay, Bushnell and Frankenberg are financial experts, as such term is defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company, and reviews the need for internal auditing procedures and the adequacy of the Company's internal control systems. In 2013, the Audit Committee held four meetings. The Audit Committee has a written charter. The charter can be found on the Company's Internet website at www.wave.com/corporate-governance.

  Nominating and Governance Committee

        The members of the Nominating and Governance Committee are Messrs. Bagalay, Frankenberg and Bushnell and Ms. Hariton, each of whom is independent, as independence is defined in Rule 5605 of the NASDAQ Listing Rules. The Nominating and Governance Committee establishes procedures for identifying potential candidates for appointment or election as directors, reviews and makes recommendations regarding the criteria for Board of Directors membership, and proposes nominees for election at the annual meetings and candidates to fill Board of Directors vacancies. The procedures for identifying potential candidates include soliciting recommended candidates from the Board of Directors as well as from other sources familiar with the Company's industry and then researching the background and experience of such recommended candidates. In identifying candidates to recommend for election to the Board of Directors, the Nominating and Governance Committee considers the following criteria (i) personal and professional integrity, ethics and values, (ii) experience in corporate governance, (iii) experience in the Company's industry, (iv) experience as a board member of another public company and (v) practical and mature business judgment. The Nominating and Governance Committee will consider recommendations for nominees from any stockholder who is entitled to vote for the election of directors. The stockholder must give written notice of his or her intention to propose a nominee to the Secretary of the Company, at 480 Pleasant Street, Lee, Massachusetts 01238, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than sixty (60) days and not more than ninety (90) days prior to the scheduled annual meeting

(except that if less than seventy (70) days' notice of the date of the scheduled annual meeting is given, notice by the stockholder may be delivered or received not later than the tenth (10th) day following the day on which such notice of the date of the scheduled annual meeting is given). Recommendations must be accompanied by the consent of the individual being recommended to be nominated, to be elected and to serve. The submission also should include a statement of the candidate's business experience and other business affiliations, and otherwise comply with the provisions of the Company's bylaws. The Nominating and Governance Committee evaluates nominees made by stockholders the same way it does any other nominees, as described above. The Board of Directors does not have a policy with regard to the consideration of diversity in identifying director nominees, and the Nominating and Governance Committee has not historically otherwise made diversity a consideration in its nomination process. The Nominating and Governance Committee has a written charter. The charter can be found on the Company's Internet website at www.wave.com/corporate-governance. In 2013, the Nominating and Governance Committee held one meeting.

  Executive Committee

        The members of the Executive Committee are Messrs. Bagalay, Frankenberg and Bushnell, each of whom is independent, as independence is defined in Rule 5605 of the NASDAQ Listing Rules. The Executive Committee assists the Chairman of the Company in the interim between meetings of all members of the Board of Directors. The Executive Committee brings material matters to the attention of the Board of Directors and prepares the deliberation process of the Board of Directors, thus accelerating vital decisions for the Company. However, the Board of Directors did not delegate its full power to the Executive Committee and asked that the Executive Committee include all members of the Board of Directors in major decisions affecting the Company. In 2013, the Executive Committee held eight meetings.

  Compensation Committee

        The members of the Compensation Committee are Messrs. Bushnell, Frankenberg and Gilder, and Ms. Hariton, each of whom is independent, as independence is defined in Rule 5605 of the NASDAQ Listing Rules. The Compensation Committee's authority and responsibilities include: (i) assisting the Board of Directors in developing and evaluating potential candidates for executive positions, (ii) evaluating (on an annual basis) the Chief Executive Officer's performance and setting his annual compensation, including salary, bonus, incentive and equity compensation, (iii) providing oversight of management's decisions concerning the performance and compensation of the Company's other officers, (iv) reviewing and administering incentive compensation and equity based compensation plans and (v) such other activities, consistent with the Compensation Committee's charter and the Company's certificate of incorporation and by-laws, as the Compensation Committee or the Board of Directors may deem appropriate. The Compensation Committee consults with and considers recommendations made by the Chief Executive Officer on all matters relating to executive compensation, including salary, bonus, incentive and equity based compensation, other than the compensation of the Chief Executive Officer. The Compensation Committee does not delegate any of its functions or authority to others. The Compensation Committee has the authority to retain and terminate any compensation consultants, outside counsel and other advisors as it deems necessary or appropriate to assist it with its responsibilities and has the sole authority to approve any such advisor's fees and other terms of such retention. The Compensation Committee has not utilized outside consultants in determining or recommending executive compensation. In 2013, the Compensation Committee held one meeting. The Compensation Committee has a written charter. The charter can be found on the Company's Internet website at www.wave.com/corporate-governance.Compensation Committee Interlocks and Insider Participation.

        None of the members of the Compensation Committee of the Company (Messrs. Bushnell, Frankenberg and Gilder and Ms. Hariton) were, or are, officers or employees of the Company, nor was any executive officer of the Company a director or member of the compensation committee of another entity, one of whose executive officers or directors served on the Compensation Committee or as a director of the Company. None of the members of the Compensation Committee of the Company had, or have, any relationship with the Company, which would require disclosure under "Certain Relationships and Related Transactions" herein.

  Communications with the Board of Directors

        Stockholders may send communications to the Board of Directors by mail to the Chairman of the Board of Directors, c/o Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238. Each communication will then be presented to the entire Board of Directors at the next meeting of the Board of Directors.

  Code of Business Conduct and Ethics

        We have adopted a corporate Code of Business Conduct and Ethics that applies to all of our officers and employees. The Code of Business Conduct and Ethics can be found on the Company's Internet website at www.wave.com/corporate-governance. We intend to disclose on our website any material amendments to or waivers of the code applicable to our executive officers within four (4) business days following such amendment or waiver.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the year ended December 31, 2013 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Proxy Statement for the Annual Meeting for filing with the SEC.

        By the Compensation Committee of the Board of Directors:

Compensation Committee Nolan Bushnell Robert Frankenberg George Gilder Lorraine Hariton

        The Compensation Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

 AUDIT COMMITTEE REPORT

        The audit committee is governed by a written charter adopted by the Board of Directors.

  Report to Stockholders

        The Audit Committee met with members of the Company's management team and independent accountant to review and discuss the audited financial statements, as well as the unaudited quarterly financial statements, for the fiscal year ended December 31, 2013. The Audit Committee received from the independent accountant the written disclosures and letter regarding the accountant's independence required by applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent accountant the independent accountant's independence. In addition, the Audit Committee discussed with the accountant the accountant's independence and other matters required to be discussed by Statement on Auditing Standards No. 61. Based on the foregoing meetings and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on March 14, 2014.

Audit Committee John E. Bagalay, Jr. Nolan Bushnell David Côté Robert Frankenberg

        The Audit Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Company's executive compensation program is administered by the Compensation Committee of our Board of Directors, which is comprised entirely of independent directors. The Company's "named executive officers" are William Solms (President and Chief Executive Officer), Gerard T. Feeney (our former Senior Vice President, Finance and Administration and Chief Financial Officer), and Steven Sprague (our former Chief Executive Officer). The objectives of the Company's compensation programs for our named executive officers are to:

  •
  attract, retain and reward our named executive officers for contributions to the Company's overall success;

  •
  ensure that our named executive officers have incentives to achieve substantial growth in stockholder value;

  •
  align incentives with the long term interests of our stockholders; and

  •
  encourage and reward high performance and accountability.

        In October 2013, the Board of Directors appointed William Solms as acting Chief Executive Officer, replacing Steven Sprague. Mr. Solms was later confirmed as Chief Executive Officer in November 2013 and as President in March 2014. On March 31, 2014, Mr. Feeney was terminated from his positions of Chief Financial Officer and Secretary of the Company, but he remained employed as a non-executive officer through April 30, 2014.

  Advisory Vote on Compensation

        Consistent with the shareholder resolution on the frequency of the vote to approve executive compensation, the Compensation Committee has determined to submit an advisory vote on an annual basis.

        At our 2013 Annual Meeting, we held a non-binding stockholder vote on our executive compensation program. At the meeting, approximately 46% of the votes cast on the "say on pay" proposal were voted in favor of the proposal. The Compensation Committee considered the results of the vote and, noting the lack of support from stockholders, re-evaluated the Company's executive compensation program to ensure that the executive team and their compensation were appropriate to meet the Company's strategic and business objectives. After careful deliberation, the Board of Directors replaced Steven Sprague as Chief Executive Officer on October 6, 2013 and Gerard T. Feeney as Chief Financial Officer on March 31, 2014. William Solms, the Vice President of North American Sales, was appointed by the Board of Directors as Acting Chief Executive Officer on October 6, 2013 and Walter A. Shephard was appointed by the Board as Chief Financial Officer, effective April 1, 2014. Mr. Solms was later appointed by the Board as Chief Executive Officer on November 19, 2013 and effective as President on March 28, 2014. When determining the compensation packages for Messrs. Solms and Shephard, the Compensation Committee considered the votes of our most recent "say on pay" proposal, reviewed best competitive pay practices, and sought to align Messrs. Solms and Shephard's compensation with the current business objectives of the Company and the interests of our shareholders. Consequently, neither of Messrs. Solms nor Shephard are contractually entitled to a guaranteed annual bonus. The Compensation Committee will continue to consider the voting results, competitive pay practices, and corporate governance best practices, when making future compensation decisions for our named executive officers.

  Recommendation on Say-on-Pay Vote

        In light of the Company's changes described above, our pay-for-performance alignment in both the short-term and the long-term and the Compensation Committee's determination that our named executive officer compensation is not reasonably likely to have a material adverse effect on the Company (as described in more detail below under "Risk Management"), the Compensation Committee recommends that our shareholders vote favorably on this year's resolution to approve the 2013 named executive officer compensation.

  Elements of Compensation

        The elements of the Company's compensation program for our named executive officers consist of base salary, fixed and incentive bonuses and participation in stock option and other benefit plans generally available to other employees. In determining the amounts to be paid or awarded under each element of the program, the Compensation Committee generally strives to strike an optimal balance in furtherance of the compensation program's overall objectives set forth above and described in more detail below. Base salary and bonus compensation for our named executive officers are also largely governed by the employment or other letter agreements between the Company and those officers as described in more detail below.

        Base Salary.    Salaries for the Company's named executive officers were initially set based on negotiations at the time of recruitment. As described below, the Company's employment contracts with Messrs. Sprague and Feeney also provided for fixed annual bonuses in a guaranteed amount equal to 50% of annual salary. Because this portion of the bonus compensation is guaranteed, the Compensation Committee considered it as part of its determination of base salary. Salaries for our named executive officers are reviewed annually by the Compensation Committee. The 2013 base salaries for Messrs. Sprague and Feeney remained unchanged from the 2012 level.

        On December 19, 2013, the Compensation Committee and Mr. Solms entered into a Letter Agreement (the "Solms Letter Agreement") regarding his compensation plan. The purpose of the Solms Letter Agreement was to memorialize Mr. Solms' base salary, annual incentive bonus opportunity, stock option grant and other employee benefits. Mr. Solms' compensation does not include a fixed annual bonus component, but rather an incentive bonus based on the achievement of specific objectives. Mr. Solms' base salary was set at $200,000 per year with a bonus opportunity of up to 100% of base salary if performance criteria are met. Salary increases for Mr. Solms, if any, are determined by the Compensation Committee.

        Bonuses.    As described below, the Company's employment contracts with Messrs. Sprague and Feeney provided for fixed quarterly bonuses in a guaranteed amount equal to 50% of annual salary as well as an opportunity to earn an incentive bonus. The guaranteed portion of the bonus was paid quarterly and its objective was to retain the services of Messrs. Sprague and Feeney throughout the course of the year. The Solms Letter Agreement specifies that Mr. Solms is only eligible to earn a bonus which is incentive based. The objective of the incentive bonus is to encourage and reward high performance of the executive's duties in furthering important strategic objectives of the Company, which for 2013 included:

  •
  furthering our share of the digital security market in which we operate;

  •
  securing and building upon contractual relationships with OEM partners and other customers;

  •
  forming strategic alliances with companies that market complementary products and services;

  •
  developing reseller relationships and other distribution channels for our products and services;

  •
  implementing marketing and advertising initiatives promoting our products and services and the trusted computing industry in which we operate;

  •
  securing capital financing, on which the Company has relied for its continuing operations; and

  •
  sustaining year over year revenue growth.

        While the Compensation Committee considers these factors in determining incentive bonuses for our named executive officers, there is no specific formula, and for 2013, the Compensation Committee awarded Mr. Solms a $50,000 incentive bonus for 2013 which was largely based on his ability to transition into the role of Chief Executive Officer and specific changes he made to position the Company for future success. The incentive bonus payable for a given fiscal year for Mr. Solms is typically determined by the Compensation Committee within 60 days after the close of that fiscal year.

        In addition to Mr. Feeney's guaranteed bonus, the Compensation Committee awarded him an additional $100,000 as an incentive bonus with respect to 2013. This incentive bonus was awarded due to Mr. Feeney's management of strategic initiatives in 2013 to sustain the company's continuing operations.

        Long-Term Incentives.    Long-term incentives consist of stock options which are provided to the named executive officers through the Company's Amended and Restated 1994 Employee Stock Option Plan, which can reward the named executive officers and other employees through the growth in value of the Company's Class A Common Stock. The Company believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of the named executive officers and other employees with those of stockholders.

        Grants of stock options to the named executive officers under the Company's Amended and Restated 1994 Employee Stock Option Plan are determined based upon each named executive officer's relative position, responsibilities, historical and expected contributions to the Company, and the named executive officer's existing stock ownership and previous option grants, with primary weight given to the named executive officer's relative rank and responsibilities. Awards are typically granted annually during the first quarter of the year. In awarding option grants, the Compensation Committee also considers the same strategic objectives taken into account for determining incentive bonuses. We believe our stock option grants are inherently performance-based because they are granted at an exercise price equal to the market price of the Company's Class A Common Stock on the date of grant and will only provide value to the named executive officers when the market price of the Class A Common Stock exceeds the exercise price. We have not granted stock options in coordination with the release of material, non-public information and our option grant practices are separate from discussions regarding the release of such information. Option grants are made on the date that the Compensation Committee approves the grants and are not coordinated with any other specific company events.

        Our named executive officers, along with all of our other employees, are also eligible to participate in our 2004 Employee Stock Purchase Plan. Under this plan the named executives and employees can elect to have payroll deductions made from each paycheck, in an amount not less than 1 percent (1%) and not greater than fifteen percent (15%) during a six month period (beginning on either June 1 or December 1 and ending on the next November 30 or May 31, respectively). Unless the participant makes a withdrawal election, at the end of each six month period the accumulated payroll deductions are used to purchase shares of Class A Common Stock at a discount to the fair market value of the Class A Common Stock (85% of the fair market value on the first day of the offering period or the last day of the offering period, whichever is lower (with some exceptions)).

        Standard Employee Benefits.    The named executive officers are entitled to participate in the same benefit programs afforded generally to all other employees of the Company. Such benefits generally include a 401(k) program, Medical and Dental Health Plans, and Short-Term and Long-Term Disability Plans. We do not provide any perquisites or other personal benefits to our named executive officers.

  Employment Contracts

        In connection with Mr. Solms' appointment as Chief Executive Officer, the Company entered into the Solms Letter Agreement. Pursuant to the terms of the Solms Letter Agreement, Mr. Solms will be entitled to receive an annual base salary of $200,000 and be eligible to earn a performance-based bonus up to an additional $200,000 for the first year of Mr. Solms employment as Chief Executive Officer (beginning on October 6, 2013). In addition, in connection with his appointment, Mr. Solms was granted 275,000 stock options, which vest over three years, subject to his continuous employment and expire ten years after the date of the grant.

        In connection with Mr. Shephard's appointment as Chief Financial Officer in April 2014, the Company entered into a letter agreement with Mr. Shephard (the "Shephard Letter Agreement"). Pursuant to the terms of the Shephard Letter Agreement, Mr. Shephard will be entitled to receive an annual base salary of $190,000 and be eligible to earn an annual bonus of up to $135,000 based on business performance. In addition, in connection with the commencement of his employment, Mr. Shephard was granted 250,000 stock options, which vest over three years, subject to his continuous employment and expire ten years after the date of the grant.

        When determining the compensation packages for Messrs. Solms and Shephard, the Compensation Committee sought to align their compensation with the current business objectives of the Company, best competitive pay practices, and the interests of our shareholders. As such, both the Solms Letter Agreement and Shepard Letter Agreement provide for an annual incentive bonus opportunity (as opposed to a guaranteed annual bonus payment as was provided to Mr. Feeney and described below).

        Since June 1998, the Company has had an employment agreement with Mr. Feeney that provided that he shall serve as Senior Vice President, Finance and Administration and Chief Financial Officer of the Company for consecutive one-year terms unless either party provides written notice to the other of its/his intention not to renew the contract not less than sixty (60) days prior to the expiration of the then current term. The employment agreement provided that Mr. Feeney was to be paid a minimum base salary of $160,000 per year, subject to increase from time to time, as determined by action of the Board of Directors upon recommendation by the Compensation Committee. The employment agreement also provided that Mr. Feeney was to be entitled to an annual bonus. The annual bonus was comprised of two portions: fixed and incentive. The fixed portion of the bonus was guaranteed and was calculated to be equal to 50% of each year's annual salary. In 2013 Mr. Feeney's annual base salary and guaranteed bonus was $413,400. In the event that Mr. Feeney's employment was terminated without cause or by Mr. Feeney in certain other circumstances, Mr. Feeney was to be paid (i) a lump sum in an amount equal to one year's annual base salary then in effect and (ii) a lump sum in an amount equal to the fixed bonus that would have been earned in the one year period following termination, and entitled to continued health insurance and other benefits for a period equal to the remaining term of employment then in effect. However, in the event Mr. Feeney secures employment elsewhere during the one-year period subsequent to his termination, continued health insurance and other benefits will stop once employment has begun with the new employer. In addition, Mr. Feeney's options will continue to vest for at least one year from the termination date and for the portion of time greater than one year and up to his next anniversary-vesting period. This employment agreement also contains a two-year post termination covenant not to compete. On March 31, 2014, Mr. Feeney was notified that his employment with the Company would be terminated on April 30, 2014.

        Since November 1998, the Company was party to an employment agreement with Steven Sprague that provided that Mr. Sprague shall serve as President and Chief Executive Officer of the Company for consecutive one-year terms unless either party provided written notice to the other of its/his intention not to renew the contract not less than sixty (60) days prior to the expiration of the then current term. The employment agreement provided that Mr. Sprague was to be paid a minimum base salary of $185,000 per year, subject to increase from time to time, as determined by action of the Board of Directors upon recommendation by the Compensation Committee. The employment agreement also provided that Mr. Sprague was to be entitled to an annual bonus. The annual bonus was comprised of two portions: fixed and incentive. The fixed portion of the bonus was guaranteed and calculated to be equal to 50% of each year's annual salary. In 2013 Mr. Sprague's annual base salary plus guaranteed bonus earned through his termination date was $431,611. In the event that Mr. Sprague's employment terminated without cause or in certain other circumstances, the employment agreement provided that Mr. Sprague was to be paid a lump sum in an amount equal to three (3) years' annual base salary then in effect, and entitled to continued health insurance and other benefits for a period equal to the remaining term of employment then in effect. This employment agreement also contains a two-year post termination covenant not to compete. On October 6, 2013, Mr. Sprague's employment with the Company terminated.

Impact of Accounting and Tax Treatments of Compensation

        The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our named executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive. The Company has not established a policy with regard to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") since the Company has not paid, and does not currently anticipate paying compensation subject to Section 162(m) of the Code in excess of $1 million per annum to any employee. The Company intends to administer its stock option plans in accordance with Section 162(m) of the Code. In making decisions about executive compensation, the Compensation Committee also is advised upon, as needed, and considers how various elements of compensation will affect our financial reporting. For example, we consider the impact of FASB ASC Topic 718, which requires the Company to recognize compensation expense relating to equity awards (including stock options and other forms of equity compensation) based upon the fair value of those awards as of the date of their grant.

Risk Management

        We reviewed all of our compensation programs and found that none would be reasonably likely to have a materially adverse effect on the Company. We believe that our balanced executive compensation program aligns the interests of our executives with stockholders by encouraging long-term performance, without encouraging excessive or unnecessary risk-taking. Further, the compensation of our named executive officers is divided amongst elements that promote both short-term and long-term performance. The option awards help to drive long-term decision making and eliminate adverse risk-taking that may occur due to year-over-year performance measurements and rewards growth over the long term. Salary and annual incentives help to drive short-term performance and are reviewed each year and payments are subject to Compensation Committee discretion.

Summary Compensation Table

        The following table provides certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for our named executive officers for the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
William Solms(3)	2013	103,334	50,000	156,998	—	310,332
President and Chief Executive
Officer
Gerard T. Feeney(4)	2013	275,600	237,800	152,955	—	666,355
Senior Vice President, Chief	2012	275,600	137,800	346,005	—	759,405
Financial Officer and Secretary	2011	275,600	200,000	627,315	—	1,132,915
Steven Sprague(5)(6)	2013	290,986	140,625	203,940	1,216,443	1,851,994
Former President and Chief	2012	337,500	168,750	461,340	—	967,580
Executive Officer	2011	337,480	260,000	876,420	—	1,473,900

(1)
The positions for each named executive officer are the positions held on December 31, 2013. Mr. Solms was appointed as Chief Executive Officer in November 2013 and as President in March 2014. On March 31, 2014, Mr. Feeney was notified that his employment with the Company would be terminated on April 30, 2014.

(2)
The grant date fair value of the awards was determined in accordance with FASB ASC Topic 718, and these values may not correspond to the actual value that may be realized by the executive officers. The assumptions used in the calculation of the grant date fair value of the option awards are included in Note 13 to the Company's audited financial statements for the fiscal year ended December 31, 2013 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2014. All of the options granted to Mr. Sprague in 2013 were forfeited in connection with his termination of employment as they were unvested. Pursuant to Mr. Feeney's employment contract Mr. Feeney will continue to vest in these options through January 24, 2016.

(3)
Mr. Solms was not a named executive officer prior to his appointment as Chief Executive Officer in October 2013 and, therefore, in accordance with SEC regulations, only compensation information for the fiscal year in which he became a named executive officer is included in the Summary Compensation Table. Mr. Solms earned $56,667 for the period from June 24, 2013 (his date of hire) through October 5, 2013, based on his annual base salary of $200,000 in effect prior to his appointment, and earned $46,667 for the period October 6, 2013 through December 31,

  2013, based on a $200,000 base salary agreed to in the Solms Letter Agreement in connection with his appointment. The $50,000 incentive bonus is earned pursuant to Mr. Solms' Letter Agreement.

(4)
Mr. Feeney's bonus consists of a fixed quarterly bonus in a guaranteed amount equal to 50% of Mr. Feeney's annual salary, or $137,800 and a $100,000 incentive bonus earned pursuant to Mr. Feeney's employment agreement.

(5)
Mr. Sprague's salary for 2013 is based on his $337,500 base salary earned from January 1, 2013 to November 7, 2013, his termination date, and does not include the director fees of $10,731 he earned after November 7, 2013, as reported in the Director Compensation Table. Mr. Sprague's bonus consists of a fixed quarterly bonus in a guaranteed amount equal to 50% of Mr. Sprague's annual salary pursuant to Mr. Sprague's employment agreement.

(6)
The other amount includes (i) severance in the amount of $1,012,500 payable to Mr. Sprague in accordance with his employment agreement with the Company. During 2013, $36,978 of the $1,012,500 was paid and $975,522 remained in accrued expenses at December 31, 2013; and (ii) a payout of accrued but unused vacation time of $203,943.

2013 Grants of Plan-Based Awards Table

        The following table sets forth the plan-based grants made to our named executive officers during the fiscal year ended December 31, 2013.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
William Solms	12/19/2013	275,000	0.89	156,998
Gerard T. Feeney	1/24/2013	56,250	3.82	152,955
Steven Sprague(4)	1/24/2013	75,000	3.82	203,940

(1)
Stock options granted to the named executives were granted under the Wave Systems Corp. Amended and Restated 1994 Employee Stock Option Plan and one-third of the options vest on each of the first three anniversaries of the grant date.

(2)
The exercise prices have been adjusted for the 1- 4 reverse stock split that became effective on July 1, 2013.

(3)
The grant date fair value of the awards was determined in accordance with FASB ASC Topic 718. These values may not correspond to the actual value that may be realized by the executive officers. The assumptions used in the calculation of the grant date fair value of the option awards are included in Note 13 to the Company's audited financial statements for the fiscal year ended December 31, 2013 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2014.

(4)
In connection with Mr. Sprague's termination of employment on November 7, 2013, all of these options were forfeited.

Outstanding Equity Awards at 2013 Fiscal Year-End

        The table below shows outstanding equity awards held by our named executive officers as of December 31, 2013. All outstanding equity awards at December 31, 2013 are stock options.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date
William Solms	—	25,000		1.48	6/25/2023
	—	275,000		0.89	12/19/2023
Gerard T. Feeney(2)
	11,250	—		20.16	1/2/2014
	2,313	—		9.72	11/15/2014
	12,500	—		12.48	1/19/2015
	18,750	—		7.56	3/9/2016
	38,750	—		9.76	1/23/2017
	38,750	—		7.08	1/24/2018
	52,500	—		3.24	2/2/2019
	56,250	—		7.80	1/14/2020
	37,500	18,750	(3)	18.36	1/14/2021
	18,750	37,500	(4)	8.80	2/9/2022
	—	56,250	(5)	3.82	1/24/2023
Steven Sprague(6)
	18,750	—		20.16	1/2/2014
	313	—		3.88	2/7/2014
	3,125	—		9.72	11/15/2014
	20,834	—		12.48	1/19/2015
	31,250	—		7.56	3/9/2016
	41,667	—		9.76	1/23/2017
	52,500	—		7.08	1/24/2018
	70,000	—		3.24	2/2/2019
	75,000	—		7.80	1/14/2020
	50,000	—		18.36	1/14/2021
	25,000	—		8.80	2/9/2022

(1)
The exercise prices have been adjusted for the 1- 4 reverse stock split that became effective on July 1, 2013.

(2)
Mr. Feeney's unvested options will continue to vest for at least one year from his termination date and for a portion of time greater than one year and up to his next anniversary-vesting period. All vested options will remain outstanding until 90 days following their final vesting date

(3)
Options granted on 1/14/2011 and vest in one-third increments on each of the first three anniversaries of the grant date.

(4)
Options granted on 2/9/2012 and vest in one-third increments on each of the first three anniversaries of the grant date.

(5)
Options granted on 1/24/2013 and vest in one-third increments on each of the first three anniversaries of the grant date. Pursuant to Mr. Feeney's employment contract, Mr. Feeney will continue to vest in these options through January 24, 2016.

(6)
All of Mr. Sprague's options as detailed above have been forfeited in connection with his termination of employment on November 7, 2013 or expired after not being exercised within the time permitted following his termination of employment.

Option Exercises and Stock Vested in 2013

        There were no option exercises during the fiscal year ended December 31, 2013 by our named executive officers.

Potential Payments Upon Termination or Change of Control

        We do not offer or have in place for our continuing named executive officers any formal retirement, severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control (other than our contributory defined contribution plan). As of December 31, 2013, Mr. Solms would not have been entitled to any severance payments or benefits in connection with a termination of his employment. Under certain circumstances, a continuing named executive officer without an employment, severance or other agreement may be offered severance benefits to be negotiated at the time of termination.

        In connection with Mr. Feeney's employment agreement as described above, and as in effect on December 31, 2013, Mr. Feeney would have been entitled to certain payments and benefits upon certain qualifying terminations of his employment relationship with us on December 31, 2013. Pursuant to his employment agreement, Mr. Feeney's employment relationship may be terminated for any of the following reasons: (i) the executive's death or disability, (ii) by us with or without cause (as defined in the employment agreement), (iii) by the executive either for no reason or as a result of certain material adverse changes in the terms and conditions of the executive's employment, as set forth in the employment agreement (a "Deemed Termination") and (iv) after expiration of the term of employment following notice of non-extension by us or by the executive. No benefits are payable upon any termination of employment other than by us without cause (excluding, for any avoidance, a termination due to disability or a non-renewal of the employment agreement) or due to a Deemed Termination. On March 31, 2014, Mr. Feeney was notified that his employment with the Company would be terminated on April 30, 2014.

        Upon a termination of Mr. Feeney by the Company without cause or by him due to a Deemed Termination on December 31, 2013, Mr. Feeney would be entitled to receive severance benefits consisting of a lump sum amount on the date of his termination equal to one year's annual base salary then in effect, a lump sum amount on the date of his termination equal to the fixed bonus that would have been earned in the one year period following termination, and continued health insurance and other benefits for a period equal to the remaining term of employment then in effect. Assuming a termination occurring on December 31, 2013, the last day of our fiscal year, the base salary, guaranteed bonus and continued health insurance would have been valued at $275,600, $137,800, and $10,800, respectively. In connection with his termination of employment on April 30, 2014, these severance benefits were $275,600, $137,800 and $3,600, respectively. In addition, Mr. Feeney's options will continue to vest for at least one year from his termination date and for the portion of time greater than one year and up to his next anniversary-vesting period. The value of such vesting benefit would have been equal to $0, taking into account the closing price of our common stock of $0.91 per share on December 31, 2013. His employment agreement also contains a two-year post termination covenant not to compete.

        All of the unvested stock options awarded to our continuing named executive officers and other employees would automatically vest upon a change of control of the Company. Assuming a change in control occurring on the last day of 2013, based on the closing price of our common stock of $0.91 per share on December 31, 2013, the value of such accelerated vesting in respect of the options held by Mr. Solms would have been $5,500.

Director Compensation Table

        The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
John E. Bagalay, Jr.	116,000	4,251	120,251
Nolan Bushnell	87,000	4,251	91,251
Robert Frankenberg	82,500	4,251	86,751
George Gilder	77,500	4,251	81,751
John E. McConnaughy, Jr.(4)	64,000	—	64,000
Steven Sprague(5)	10,731	—	10,731

(1)
The amounts reported in this column represent the fees earned by the non-employee directors in 2013. Note, however, that as of the date hereof the non-employee directors have been paid less than the amounts reported as earned and the difference may be paid in the future based on the Company's determination of its financial capacity to do so.

(2)
The grant date fair value of each option award computed in accordance with FASB ASC Topic 718 was $4,251. The assumptions used in the calculation of these amounts are included in Note 13 to the Company's audited financial statements for the fiscal year ended December 31, 2013 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2014. The options were granted on June 20, 2013 at an option price of $1.61, the fair market value of the Company's common stock on the date of the grant. The exercise price of $1.61 has been adjusted for the 1- 4 reverse stock split.

(3)
The aggregate number of options held by each director as of December 31, 2013 was as follows: Bagalay, 23,750; Bushnell, 21,250; Frankenberg, 11,250; and Gilder, 23,750.

(4)
Mr. McConnaughy retired as a director at the expiration of his term at the 2013 Annual Meeting.

(5)
Mr. Sprague became a non-employee director on November 7, 2013 and is subject to the same compensation as all other non-employee directors. Mr. Sprague also received additional compensation for his service as President and Chief Executive Officer of the Company prior to November 7, 2013, as reported in the Summary Compensation Table.

        Under the Company's compensation arrangement for its directors, each director who is not an employee of the Company received cash compensation of $60,000 for serving on the Board of Directors in 2013 and was paid $1,500 for each meeting attended and $1,000 for each committee meeting attended. In addition, each director who served on the Audit and/or Compensation Committees was entitled to an additional $5,000 for each committee upon which he served in 2013. The Chairman of the Board of Directors (Mr. Bagalay) was entitled to an additional $35,000, over and above his director and committee fees for serving in such capacity for 2013.

        Under the Company's Non-Employee Directors Stock Option Plan, each director who is not an employee of the Company receives an initial grant of options to purchase 15,000 shares of Class A Common Stock at the time the director is appointed to the Board of Directors and an annual grant to purchase 15,000 shares of Class A Common Stock at fair market value upon re-election after the annual meeting of the stockholders. Options granted pursuant to the Non-Employee Directors Stock Option Plan vest the day following the grant and terminate upon the earliest to occur of (i) three months after the optionee ceases to be a director of the Company, (ii) one year after the death or disability of the optionee and (iii) ten years after the date of grant.

Certain Relationships and Related Transactions

Loans Receivable from Directors/Officers

        Consistent with the provisions of the Sarbanes-Oxley Act of 2002, the Company has adopted a written policy prohibiting loans to officers and directors.

Compensation to Related Parties

        In March 2003, Peter Sprague, the founder and former Chairman of the Company, was appointed Chairman and Chief Executive Officer of Wavexpress, a subsidiary of the Company. In April 2009, Peter Sprague became an employee of the Company where he is responsible for European business development and other assignments from the Chief Executive Officer. Total compensation paid to Peter Sprague was $157,200 for the year ended December 31, 2013, $174,200 for the year ended December 31, 2012 and $259,200 for the year ended December 31, 2011. Peter Sprague was also granted options to purchase 20,000 shares of Class A Common Stock of the Company at a strike price of $3.82 in 2013, 20,000 shares of Class A Common Stock of the Company at a strike price of $8.80 in 2012 and 20,000 shares of Class A Common Stock of the Company at a strike price of $18.36 in 2011. Peter Sprague is the father of the Company's former President and Chief Executive Officer and current board member, Steven Sprague.

        On November 1, 1999, Michael Sprague became an employee of Wavexpress, a subsidiary of the Company. In April 2009, Michael Sprague became an employee of the Company where he is responsible for developing web-based solutions that are complementary to and work with our hardware-enabled trusted computing security technologies. Total compensation paid to Michael Sprague was $223,300 for the year ended December 31, 2013, $215,300 for the year ended December 31, 2012 and $224,280 for the year ended December 31, 2011. Michael Sprague was also granted options to purchase 18,750 shares of Class A Common Stock of the Company at a strike price of $3.82 in 2013, 18,750 shares of Class A Common Stock of the Company at a strike price of $8.80 in 2012 and 18,750 shares of Class A Common Stock of the Company at a strike price of $18.36 in 2011. Michael Sprague is the brother of Steven Sprague and the son of the Company's founder and former Chairman, Peter Sprague. On March 7, 2014, Michael Sprague's employment with the Company terminated.

        Our policies and procedures for the review, approval or ratification of related person transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K are as follows: (i) pursuant to the Audit Committee charter, the Audit Committee reviews all such related person transactions and reviews potential conflict of interest situations where appropriate and (ii) pursuant to the Company's Code of Business Conduct and Ethics, conflicts of interests are generally prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities ("Reporting Persons"), to file with the Securities and Exchange Commission (the "Commission") reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms. Based solely on its review of copies of such forms received by it, the Company believes that, for the year ended December 31, 2013, the Reporting Persons met all applicable Section 16(a) filing requirements.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2013 with respect to compensation plans under which shares of the Company's Common Stock are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(*)
Equity compensation plans approved by security holders	3,404,947	$7.73	2,374,893
Equity compensation plans not approved by security holders	186,287	$1.34	—

Total	3,591,234	$7.40	2,374,893

*
Shares remaining available for future issuance under the Company's equity compensation plans are comprised of 2,016,226 shares under the Amended and Restated 1994 Employee Stock Option Plan, 131,706 shares under the 1994 Non-Employee Directors Stock Option Plan and 226,961 shares under the 2004 Employee Stock Purchase Plan (of which 21,373 shares under the 2004 Employee Stock Purchase Plan were subject to purchase rights as of December 31, 2013). See Note 13 to the Company's audited financial statements for the fiscal year ended December 31, 2013 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2014 for a discussion of the equity plans.

        Equity compensation plans not approved by security holders are comprised of the following:

        Pursuant to placement agency agreements that the Company entered into with Securities Research Associates, Inc., on December 18, 2013, July 25, 2013 and August 8, 2012 in connection with an offering of Class A Common Stock, the Company issued warrants to purchase 75,702, 72,268 and 38,817 shares of Class A Common Stock, respectively, at $0.91, $1.27 and $2.32 per share, respectively. The warrants expire on December 18, 2016, July 26, 2016 and August 8, 2015, respectively. No additional warrants are required to be granted pursuant to the placement agency agreement. During 2013 none of these options were exercised.

 PROPOSAL NO. 2

ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE
COMPANY'S NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company provide stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of the named executives as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of the named executive officers and the accompanying narrative.

        This proposal (often referred to as a "say-on-pay" proposal), gives the stockholders the opportunity to endorse, or not endorse, the compensation of the named executive officers. The vote on the proposal is not intended to address any specific element of executive compensation. Further, the vote is advisory, which means that it is not binding on the Company, its Board of Directors, or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

        As discussed in more detail in the Compensation Discussion and Analysis, the Company seeks to offer a compensation structure designed to retain and reward our named executive officers for contributions to the Company's overall success while taking into account the experience and responsibilities of the particular executive officer and to provide compensation incentives that promote the enhancement of stockholder value. The total executive compensation opportunity for the Company's executive officers is intended to create a compensation program that maximizes executive talent and rewards a high level of performance.

Resolution

        In light of the foregoing, the Board of Directors is asking stockholders to approve the following resolution at the Annual Meeting:

          "RESOLVED, that the stockholders of Wave Systems Corp. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Wave Systems Corp. Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table, and the other related tables and narrative disclosure."

Recommendation

        The Board of Directors deems Proposal No. 2 to be in the best interests of the Company and its shareholders and recommends that the stockholders vote "FOR" this proposal.

 PROPOSAL NO. 3

Approval of the Amended and Restated 2004 Employee Stock Purchase Plan

        This proposal is to approve an amendment and restatement of our 2004 Employee Stock Purchase Plan (the "Plan") to extend the term until April 29, 2024, increase the number of shares that will be automatically added to the Plan on an annual basis (unless a lesser amount is added in the discretion of the Board) from 250,000 (as adjusted to reflect the stock splits since the effective date of the Plan) to 500,000 (as adjusted to reflect the stock splits since the effective date of the Plan) and include a maximum number of shares that may be purchased by any employee during any offering period under the Plan. If this approval is not approved by our stockholders, the Plan will remain in effect until its expiration date on November 15, 2014. In the event the amendment and restatement of the Plan is not approved by our stockholders and the Plan expires, we may be at a competitive disadvantage and would be forced to consider other compensation alternatives, which may not provide the alignment with our stockholders that the Plan provides, to make up for the loss of this important benefit.

        The Board of Directors approved on April 29, 2014, subject to the ratification by stockholders, the Amended and Restated 2004 Employee Stock Purchase Plan (the "Amended Plan"). The purpose of the Amended Plan is to provide employees of the Company an opportunity to purchase Class A Common Stock of the Company. It is the intention of the Company to have the Amended Plan qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code.

Summary of the Amended Plan

        The following is a summary of the principal features of the Amended Plan and its operation. This summary is qualified in its entirety by reference to the Amended Plan as set forth in Appendix A.

        Employees can elect to participate in the Amended Plan and have payroll deductions made from each paycheck, in an amount not less than one percent (1%) and not greater than fifteen percent (15%) during a six month period (beginning on either June 1 or December 1 and ending on the next November 30 or May 31, respectively). Any person who is employed by the Company (or a designated subsidiary, as determined by the Board of Directors) as of the beginning of any such six month offering period is eligible to participate in the Amended Plan for such period. The applicable percentage for payroll deductions is to be set forth in a subscription agreement between the participant and the Company filed with the Company's payroll office not less than two business days prior to the beginning of the applicable six month offering period. All payroll deductions are to be credited to the employee's account under the Amended Plan. Unless the participant withdraws from the Amended Plan as described below, at the end of each six month period, the accumulated payroll deductions are used to purchase shares of Class A Common Stock at a discount to the fair market value of the Class A Common Stock (85% of the fair market value on the first day of the offering period or the last day of the offering period, whichever is lower (with some exceptions)). Unless otherwise determined by our Board of Directors prior to the commencement of the applicable offering period, a participant may not purchase more than $25,000 divided by the fair market value per share of Class A Common Stock on the first day of the applicable offering period in equivalent shares during any six month offering period. Participants are subject to any tax withholdings that may be required by applicable law.

        A participant may withdraw all, but not less than all, of the contributions credited to his or her account under the Amended Plan at any time prior the last business day of the then current six month offering period (whereupon his or her option for such offering period will be automatically terminated). Upon any termination of a participant's employment, or upon certain significant interruptions in service as an employee, all amounts credited to the participant will be returned to him or her and such employee's participation in the Amended Plan will be terminated. No interest is to accrue on the contributions of a participant in the Amended Plan. Participants have no interest or voting rights with respect to any shares covered under the Amended Plan until the option to purchase such shares is exercised in accordance with the provisions of the Amended Plan.

        The maximum number of shares of Class A Common Stock available under the Plan is 250,000 (as adjusted to reflect the stock splits since the effective date of the Plan) subject to annual increases equal to at least 500,000 shares (as adjusted to reflect the stock splits since the effective date of the Plan and increased pursuant to the Amended Plan) or such other amount determined by the Board of Directors beginning in 2006. Funds received by the Company under the Amended Plan for the purchase of shares of Class A Common Stock can be used for any corporate purpose.

        The Plan is effective upon approval by our stockholders within twelve months of the adoption of the Amended Plan by the Board of Directors on April 29, 2014 and will continue for a period of 10 years. The Board of Directors may, at any time and for any reason, terminate or amend the Amended Plan.

New Plan Benefits

        The benefits that might be received by participating employees under the Amended Plan cannot be determined because the benefits depend on the degree of participation by employees and the trading price of the Company's common stock in future offering periods.

U.S. Federal Income Tax Consequences

        The following is a summary of some of the material federal income tax consequences of participation in the Amended Plan under the law as in effect on the date of this Proxy Statement. The summary does not address federal employment tax or other federal tax consequences that may be associated with the Amended Plan, nor does it cover state, local or non-U.S. taxes.

        The Amended Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Assuming the Amended Plan is and remains so qualified, no taxable income will be recognized by a participant until the sale or other disposition of the shares of Common Stock purchased under the Amended Plan. If shares received by a participant are disposed of within two years of the grant date, or within one year of the purchase date, the participant will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the purchase date over the total purchase price paid for the shares. The remainder of the gain or loss, if any, will be treated as a capital gain or loss. If a participant disposes of shares after the expiration of such two-year and one-year holding periods, the participant will be treated as having received ordinary income only to the extent of an amount equal to the lesser of (a) the excess fair market value of the shares at the time of such disposition over the purchase price paid for such shares and (b) 15% of the fair market value of the shares on the grant date. The Company will not be entitled to any deduction for amounts taxed as ordinary income to a participant except to the extent of ordinary income recognized by participants upon a sale or other disposition of the shares prior to the expiration of the holding periods described above. Participants are advised to consult a tax adviser concerning tax implication of the purchase and sale of stock under the Amended Plan.

Vote Required

        The affirmative vote by a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is required to approve the Amend and Restated 2004 Employee Stock Purchase Plan.

Recommendation

        The Board of Directors deems Proposal No. 3 to be in the best interests of the Company and its stockholders and recommends that stockholders vote "FOR" this proposal.

 PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected KPMG LLP, or KPMG, as our independent registered public accounting firm for fiscal year 2014. KPMG also served as our independent registered public accounting firm for fiscal year 2013. You are being asked to ratify the appointment by our Audit Committee of KPMG as our independent registered public accounting firm for fiscal year 2014. If KPMG should decline to act or otherwise become incapable of acting, or if KPMG's engagement is discontinued for any reason, our Audit Committee will appoint another accounting firm to serve as our independent registered public accounting firm for fiscal year 2014.

  Audit Fees

        Aggregate fees billed to the Company for services rendered by KPMG for the annual audit and the quarterly reviews of the consolidated financial statements and for the audit of the Company's internal controls over financial reporting for the fiscal years ended December 31, 2013 and 2012 totaled $521,710 and $582,000, respectively.

  Audit-Related Fees

        Aggregate fees billed to the Company for services rendered by KPMG for audit-related services for the fiscal years ended December 31, 2013 and 2012 were $78,500 and $74,500, respectively. Audit-related services consisted of review of registration statements and issuance of consents. All audit-related services were approved in advance by the Audit Committee.

  Tax Fees

        Fees for tax services billed to the Company for services rendered by KPMG for each of the fiscal years ended December 31, 2013 and 2012 was $62,500 and $47,500, respectively. Tax services consisted of completion of the Company's federal and state tax returns. All tax services were approved in advance by the Audit Committee.

  All Other Fees

        There were no other services provided by KPMG.

        The Audit Committee's policies and procedures with respect to all services provided by the independent registered public accounting firm require pre-approval of such services pursuant to a written engagement letter. All services described above for fiscal years 2013 and 2012 were approved by the Audit Committee. Services may not commence until such an engagement letter is signed by the chairman of the Audit Committee or, alternatively, approved by a quorum of the Audit Committee.

        The Audit Committee believes that the provision of non-audit services during the 2013 fiscal year does not affect KPMG's ability to maintain independence with respect to the Company.

        Our Board of Directors recommends that the stockholders vote "FOR" the ratification of KPMG LLP as our independent registered public accounting firm for 2014.

 OTHER MATTERS

        Representatives of KPMG are expected to be present at the annual meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        As of the date of this Proxy Statement, the Board of Directors does not know of any other matters, which may come before the Annual Meeting. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters.

        All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to the beneficial owners in whose name they hold shares of Common Stock.

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers will therefore send a single notice and set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy solicitation materials or if you are receiving multiple copies of the proxy solicitation materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Mr. Walter A. Shephard, Wave Systems Corp., 480 Pleasant Street, Lee Massachusetts 01238, (413) 243-1600.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy card and return it in the enclosed envelope as applicable.

STOCKHOLDER PROPOSALS

        Stockholder proposals for inclusion in the proxy materials for the 2015 Annual Meeting should be addressed to the Company's Secretary, 480 Pleasant Street, Lee, Massachusetts 01238 and must be received by December 31, 2014. In addition, the Company's Bylaws currently require that for business to be properly brought before an annual meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to the Secretary of the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than sixty (60) days and not more than ninety (90) days prior to the scheduled annual meeting (except that if less than seventy (70) days' notice of the date of the scheduled annual meeting is given, notice by the stockholder may be delivered or received not later than the tenth (10th) day following the day on which such notice of the date of the scheduled annual meeting is given). Such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of Common Stock which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such proposal. The By-laws further provide that the chairman of the annual meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

By Order of the Board of Directors,

Walter A. Shephard Chief Financial Officer and Secretary

 Appendix A

WAVE SYSTEMS CORP. AMENDED AND RESTATED
2004 EMPLOYEE STOCK PURCHASE PLAN

        The following constitute the provisions of the Wave Systems Corp. Amended and Restated 2004 Employee Stock Purchase Plan.

1.     Purpose

        The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.     Definitions

        2.1     Acquisition means a merger or consolidation of the Company with and into another person or the sale, transfer, or other disposition of all or substantially all of the Company's assets to one or more persons (other than any wholly-owned subsidiary of the Company) in a single transaction or series of related transactions.

        2.2     Administrator has the meaning set-forth in Section 13.2.

        2.3     Board means the Board of Directors of the Company.

        2.4     Code means the Internal Revenue Code of 1986, as amended.

        2.5     Common Stock means the Class A common stock, par value $.01 per share, of the Company.

        2.6     Company means Wave Systems Corp., a Delaware corporation.

        2.7     Compensation means all regular straight time compensation including commissions but shall not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other irregular or infrequent compensation or benefits.

        2.8     Continuous Status as an Employee means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

        2.9     Contributions means all amounts credited to the account of a participant pursuant to the Plan.

        2.10   Designated Subsidiaries means the Subsidiaries which have been or will be designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

        2.11   Employee means any person, including an Officer, who is actively and customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Designated Subsidiaries.

        2.12   Exchange Act means the Securities Exchange Act of 1934, as amended.

        2.13   Offering Commencement Date means the first business day of each Offering Period of the Plan.

        2.14   Offering Period means any of the periods, generally of six months duration, as set forth in Section 4.

        2.15   Officer means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        2.16   Offering Termination Date means the last business day of each Offering Period of the Plan.

        2.17   Parent means a parent corporation of the Company, whether now or hereafter existing, as defined by Section 424(a) of the Code.

        2.18   Plan means this Wave Systems Corp. Amended and Restated 2004 Employee Stock Purchase Plan.

        2.19   Purchase Price means with respect to an Offering Period an amount equal to 85% of the Fair Market Value (as defined in Section 7.2 below) of a Share on the Offering Commencement Date or on the Offering Termination Date, whichever is lower; provided, however, that (i) if there is an increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, (ii) all or a portion of such additional Shares are to be issued with respect to the Offering Period underway at the time of such increase ("Additional Shares"), and (iii) the Fair Market Value of a Share on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Commencement Date for such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share on the Offering Termination Date, whichever is lower.

        2.20   Securities Act means the Securities Act of 1933, as amended.

        2.21   Share means a share of Common Stock, as adjusted in accordance with Section 18.

        2.22   Subsidiary means a subsidiary corporation of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

        Other terms are defined in the following sections:

Term	Section
Administrator	13.2
Fair Market Value	7.2
New Offering Termination Date	18.2
Reserves	18.1

3.     Eligibility

        3.1    Eligible Persons.    Any person who is an Employee as of the Offering Commencement Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5.1 and the limitations imposed by Section 423(b) of the Code.

        3.2    Certain Restrictions.    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock which would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Parent or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7.2 below) of such stock

(determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.     Offering Periods

        Each Offering Period will begin on December 1 or June 1 and end on the next following November 30 or May 31, respectively. At any time and from time to time, the Board may change the duration and/or the frequency of Offering Periods with respect to future Offering Periods or suspend operation of the Plan with respect to Offering Periods not yet commenced.

5.     Participation

        5.1    Subscription Agreement.    An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office at least two business days prior to the applicable Offering Commencement Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the percentage of the participant's Compensation (subject to Section 6.1 below) to be paid as Contributions pursuant to the Plan.

        5.2    Timing of Payroll Deductions.    Payroll deductions shall commence on the first payroll following the Offering Commencement Date and shall end on the last payroll paid on or prior to the Offering Termination Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

        5.3    Tax Withholding.    Each participant who purchases Shares under the Plan shall thereby be deemed to have agreed that the Company or the Designated Subsidiary that employs the participant shall be entitled to withhold, from any other amounts that may be payable to the participant at or around the time of the purchase, such federal, state, local and foreign income, employment and other taxes which may be required to be withheld under applicable laws. In lieu of such withholding, the Company or such Designated Subsidiary may require the participant to remit such taxes to the Company or such Designated Subsidiary as a condition of the purchase.

6.     Method of Payment of Contributions

        6.1    Election.    A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent and not more than 15 percent (or such other percentage as the Board may establish from time to time before an Offering Commencement Date) of such participant's Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

        6.2    Discontinuation; Changes.    A participant may discontinue his or her participation in the Plan as provided in Section 10. In addition, if the Board has so announced to Employees at least five days prior to the scheduled beginning of the next Offering Period to be affected by the Board's determination, a participant may, on no more than two occasions only during each Offering Period, change the rate of his or her Contributions with respect to the Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. If otherwise permitted, no such change shall enable a participant to resume Contributions other than as of an Offering Commencement Date, following a withdrawal of Contributions during an Offering Period pursuant to Section 10. Any such change in rate shall be effective as of the first payroll period following the date of filing of the new subscription agreement, if the agreement is filed at least 10 business days prior to such period and, if not, as of the second following payroll period.

        6.3    Reductions.    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 herein, a participant's payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions reduced to 0% in compliance with this Section 6.3 shall re-commence automatically at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7.     Grant of Option

        7.1    Number of Shares.    On the Offering Commencement Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Offering Termination Date of that Offering Period a number of Shares determined by dividing such Employee's Contributions accumulated prior to such Offering Termination Date and retained in the participant's account as of the Offering Termination Date by the applicable Purchase Price. Unless the Board determines otherwise from time to time, prior to the applicable Offering Period, a different maximum number of Shares an Employee may purchase during such Offering Period, no more than $25,000 divided by the Fair Market Value per Share on the first day of an Offering Period in equivalent Shares may be purchased during an Offering Period by any Employee; provided that any purchase shall also be subject to the limitations set forth in Sections 3.2 and 12.

        7.2    Fair Market Value.    The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") shall be (i) the closing sales price on the NASDAQ Capital Market, or any national securities exchange or other established market on which the Common Stock is then listed (or, in the event that the Common Stock is not traded on such date, on the most recent date on which such closing sales price is reported). If the Common Stock is not listed on a national securities exchange or other established market, the Fair Market Value of the Common Stock shall be the amount determined by the Board in good faith.

8.     Exercise of Option

        Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on the Offering Termination Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Offering Termination Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

9.     Delivery

        After each Offering Termination Date of each Offering Period, the Company shall deliver to the Administrator the Shares purchased by the participant. The participant may thereafter elect to receive a certificate representing such Shares.

10.   Voluntary Withdrawal; Termination of Employment

        10.1    Withdrawal of Contributions.    A participant may withdraw all but not less than all of the Contributions credited to his or her account under the Plan at any time prior to each Offering Termination Date by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

        10.2    Termination of Employment.    Upon termination of the participant's Continuous Status as an Employee prior to the Offering Termination Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

        10.3    Automatic Withdrawal from Plan.    In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

        10.4    Effect of Withdrawal from Plan.    A participant's withdrawal during an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

11.   Interest

        No interest shall accrue on the Contributions of a participant in the Plan.

12.   Stock

        12.1    Maximum Number of Shares.    Subject to adjustment as provided in Section 18, the maximum number of Shares which shall be made available for sale under the Plan shall be 250,000 Shares (as adjusted to reflect the stock splits since the Plan became initially effective on November 15, 2004), plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2006 and on each anniversary of that date thereafter equal to the least of (i) 500,000 Shares (as adjusted to reflect the stock splits since the Plan became initially effective on November 15, 2004 and increased pursuant to the amendment and restatement on April 29, 2014) and (ii) such other amount as the Board may specify prior to the date such annual increase is to take effect. If the Board determines that, on a given Offering Termination Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Commencement Date, or (ii) the number of shares of Common Stock available for sale under the Plan on such Offering Termination Date, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Commencement Date or Offering Termination Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Offering Termination Date. The Company may make pro rata allocation of the Shares available on the Offering Commencement Date of the applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Commencement Date.

        12.2    No Interest or Voting Right.    The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

        12.3    Registration of Shares.    Shares purchased by a participant under the Plan will be registered in the name of the participant if shares are delivered to the Administrator.

13.   Administration

        13.1    Board Authority.    The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan.

        13.2    Designation of Administrator.    The Board may from time to time designate an employee or retain a third party to address routine administrative matters. Any employee or third party so designated may be referred to herein as the "Administrator."

14.   Designation of Beneficiary

        14.1    Designation.    A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. Any such beneficiary shall also be entitled to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Offering Termination Date of an Offering Period.

        14.2    Changes to Designation; Lack of Designation.    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.   Transferability of Options and Shares

        15.1    Restrictions on Transfer.    Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10. In addition, if the Board has so announced to Employees at least five days prior to the scheduled beginning of the next Offering Period to be affected by the Board's determination, any Shares acquired on the Offering Termination Date of such Offering Period may be subject to restrictions specified by the Board on the transfer of such Shares.

        15.2    Notice of Transfer.    Any participant selling or transferring any or all of his or her Shares purchased pursuant to the Plan that are no longer held in the participant's account with the Administrator must provide written notice of such sale or transfer to the Company within two business days after the date of sale or transfer. Such notice to the Company shall include the gross sales price, if any, the Offering Period during which the Shares being sold were purchased by the participant, the number of Shares being sold or transferred and the date of sale or transfer.

16.   Use of Funds

        All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions from its other assets.

17.   Reports

        Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18.   Adjustments Upon Changes in Capitalization; Acquisitions

        18.1    Adjustment.    Subject to any required action by the stockholders of the Company, the number of shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the maximum number of shares of Common Stock which may be purchased by a participant in an Offering Period, the number of shares of Common Stock set forth in Section 12.1 above, and the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of the Company's issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

        18.2    Acquisitions.    In the event of a dissolution or liquidation of the Company, the Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of an Acquisition, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Offering Period then in progress shall be shortened and a new Offering Termination Date shall be set (the "New Offering Termination Date"), as of which date the Offering Period then in progress will terminate. The New Offering Termination Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least 10 days prior to the New Offering Termination Date, that the Offering Termination Date for his or her option has been changed to the New Offering Termination Date and that his or her option will be exercised automatically on the New Offering Termination Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon an Acquisition, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

        18.3    Other Adjustments.    The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

19.   Amendment or Termination

        19.1    Amendment or Termination by the Board.    The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on an Offering Termination Date or by the Board's setting a new Offering Termination Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and its stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant.

        19.2    Other Powers of the Board.    Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20.   Notices and Other Communications

        Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number or electronic mail address, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; (iii) in the case of facsimile transmission, when confirmed by facsimile machine report; and (iv) in the case of electronic mail, when directed to an electronic mail address at which the receiving party has consented to receive notice, provided, that such consent is deemed revoked if the sender is unable to deliver by electronic transmission two consecutive notices and such inability becomes known to the Secretary of the corporation or to the transfer agent, or other person responsible for giving notice.

21.   Conditions to Issuance of Shares

        21.1    Compliance with Securities Laws.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities

Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        21.2    Purchaser Representation.    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.   Term of Plan; Effective Date

        The Plan was initially adopted by the Board on November 15, 2004 and approved by the stockholders of the Company on May 23, 2005. The Board amended and restated the Plan on May 24, 2005 and amended and restated the Plan again on April 29, 2014, subject to the approval of the stockholders of the Company within 12 months after the date the Plan was adopted by the Board. The Plan shall remain in effect until and shall be terminated on April 29, 2024, unless sooner terminated under Section 19.

Wave Systems Corp.
Lee, Massachusetts
April 30, 2014

The Company will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of the Company’s Proxy Statement and Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 14, 2014. Requests should be made to Wave Systems Corp., Attention: Secretary, 480 Pleasant Street, Lee, Massachusetts 01238.

WAVE SYSTEMS CORP.

PROXY

For the 2014 Annual Meeting of the Stockholders of Wave Systems Corp.

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints each of William M. Solms and Walter A. Shephard, with power to act alone and with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote at the 2014 Annual Meeting of the Company to be held at The Grand Hyatt, 109 East 42nd St., New York, New York on June 19, 2014, commencing at 4:00 p.m., and at any adjournments thereof with all the powers the undersigned would possess if personally present, as specified on the ballot below on the matters listed below and, in accordance with his discretion, on any other business that may come before the meeting, and revokes all proxies given by the undersigned with respect to the shares covered hereby.

(Continued and to be signed on Reverse Side)

Please date, sign and mail your
proxy card back as soon as possible!

2014 Annual Meeting of Stockholders
WAVE SYSTEMS CORP.

June 19, 2014
Please Detach and Mail in the Envelope Provided

1

The Board of Directors recommends a vote FOR each of the proposals listed below. Please mark your vote with an “X”, as in this example: ☒

1.                                      Election of Directors:

☐ FOR all nominees listed: John E. Bagalay, Jr., Nolan Bushnell, Robert Frankenberg, George Gilder, William Solms, Lorraine Hariton and David Côté except vote withheld from following nominees listed in space below (if any):

☐ VOTE WITHHELD FOR all nominees

2.                                      To approve a Nonbinding Advisory Resolution on the Compensation of Wave Systems Corp. Named Executive Officers:

☐ FOR

☐ AGAINST
☐ ABSTAIN

3.                                      To approve the Amended and Restated 2004 Employee Stock Purchase Plan.

☐ FOR

☐ AGAINST

☐ ABSTAIN

4.                                      Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2014:

☐ FOR

☐ AGAINST
☐ ABSTAIN

5.                                      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE ☐ AND NOTE AT LEFT

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no contrary direction is made, this proxy will be voted FOR Proposal Nos. 1, 2, 3 and 4.

Dated: , 2014

Signature

NOTE: This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. For joint accounts, each owner should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer.

2

QuickLinks

YOUR VOTE IS IMPORTANT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
PROPOSAL NO. 2 ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS
PROPOSAL NO. 3 Approval of the Amended and Restated 2004 Employee Stock Purchase Plan
PROPOSAL NO. 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER PROPOSALS
  Appendix A